Exhibit 5.1


                 [Letterhead of Richards, Layton & Finger, P.A.]




                               September 24, 2003




Board of Trustees
Charter Municipal Mortgage Acceptance Company
625 Madison Avenue
New York, New York 10022

               Re:    Charter Municipal Mortgage Acceptance Company

Ladies and Gentlemen:

               We have acted as special Delaware counsel for Charter Municipal Mortgage Acceptance Company, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) The Certificate of Trust of the Trust, dated as of August 12, 1996 (the "Original Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 12, 1996;

               (b) The Trust Agreement of the Trust, dated as of August 12, 1996 (the "Original Trust Agreement"), between Related Capital Company ("Related"), as depositor, and the trustee of the Trust named therein;

               (c) The Certificate of Amendment to the Original Certificate, dated as of April 30, 1997, as filed in the office of the Secretary of State on April 30, 1997;

               (d) Amendment No. 1 to the Original Trust Agreement, dated as of April 30, 1997, between Related, as depositor, and the trustee of the Trust named therein;




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Board of Trustees
September 24, 2003
Page 2



               (e) The Amended and Restated Trust Agreement of the Trust, dated as of September 30, 1997 (the "Amended Trust Agreement"), among the trustees of the Trust named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, and acknowledged and consented to by Related, as amended by Amendment No. 1 to the Amended Trust Agreement, dated as of May 8, 2000, including the Certificate of Designation attached thereto as Appendix A, as amended by Amendment No. 2 to the Amended Trust Agreement, dated as of December 11, 2000, including the Amended and Restated Certificate of Designation attached thereto as Appendix A, and as amended by Amendment No. 3 to the Amended Trust Agreement, dated as of June 13, 2002, including the Certificate of Designation attached thereto as Appendix B (the "Certificate of Designation")(collectively with the Amended Trust Agreement, the "Trust Agreement");

               (f) The Amended and Restated Bylaws of the Trust, as amended by the Amendment No. 1 and the Amendment No. 2 thereto (as so amended, the "Bylaws");

               (g) The Unanimous Written Consent to Action of the Board of Trustees of the Trust in Lieu of a Special Meeting, dated as of October 3, 2002, and Unanimous Written Consent to Action of the Pricing Committee of the Trust, dated as of November 20, 2002 (jointly, the "Resolutions"), authorizing the issuance of 575,705 Series A Convertible Community Reinvestment Act Preferred Shares Convertible into Common Shares representing preferred undivided beneficial interests in the assets of the Company (the "Preferred Shares");

               (h) The Registration Statement on Form S-3 pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), to be filed on or about September 24, 2003, relating to the registration by the Trust of 575,705 common beneficial interests in the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Shares") issuable upon conversion of the Preferred Shares owned by the selling shareholder named in the Registration Statement (the "Selling Shareholder"); and

               (i) A Certificate of Good Standing for the Trust, dated September 24, 2003, obtained from the Secretary of State.

               Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the



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Board of Trustees
September 24, 2003
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opinions stated herein. We have conducted no independent  factual  investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (ii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that the Preferred Shares were issued and sold to the Selling Shareholder, in accordance with the Trust Agreement, the Resolutions and the By-laws, (vi) that the Selling Shareholder received a certificate in its name for Preferred Shares (the "Preferred Certificate") and paid for its Preferred Shares, in accordance with the Trust Agreement, the Resolutions and the By-laws, (vii) that the Trust received a Conversion Notice (as defined in the Certificate of Designation) and the Preferred Certificate from the Selling Shareholder in accordance with
Section 6 of the Certificate of Designation, and (viii) that there has been no adjustment to the conversion ratio for the Preferred Shares.

               This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. The Trust is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.).


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Board of Trustees
September 24, 2003
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               2. The Common Shares  issuable  upon  conversion of the Preferred
Shares have been duly authorized and, when issued to the Selling Shareholder upon the conversion of the Preferred Shares as contemplated by the Registration Statement, will be validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

               3. The holders of the Common Shares, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Common Shares may be obligated, pursuant to the Trust Agreement and the By-laws, (a) to return to the Trust for the benefit of Trust creditors, amounts previously distributed to them, if and to the extent required by Delaware law, and (b) to give bond, with sufficient surety, to the Trust and the trustees of the Trust to indemnify them against any loss or claim in connection with the issuance of replacement Trust Certificates.

               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Paul, Hastings, Janofsky & Walker LLP's relying upon this opinion as to matters of Delaware law in connection with an opinion to be rendered by it to you relating to the Common Shares and Preferred Shares. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


BJK/MKS